UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2006
VIRAGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15823	59-2101668

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

865 SW 78th Avenue, Suite 100, Plantation, Florida	33324

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (954) 233-8746
Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 18, 2006, Viragen International, a majority-owned subsidiary of the Company, completed a private placement of $315,400 consisting of 3,154 shares of Series D 24% Cumulative Preferred Stock. The stated value of the Series D preferred stock is $100 per share, and holders of the Series D preferred stock are entitled, subject to the terms of Viragen International’s Certificate of Designations with respect to its Series C 24% Cumulative Preferred Stock, to receive a cumulative dividend of 24% per annum on the stated value. The dividend is payable in cash at the earlier of (i) annually in arrears commencing August 18, 2007 and annually thereafter on each August 18th or (ii) upon redemption following the closing of any subsequent financing by Viragen International or the Company, with gross proceeds equal to or greater than $7,000,000. The Series D preferred stock is not convertible.
     Subject to the priority of the Series C preferred stock and restrictions contained in the Certificate to Set Forth Designations, Preferences and Rights of Series C preferred stock, the Series D preferred stock is redeemable by Viragen International or the holder of the Series D preferred stock upon the earlier of eighteen months from issuance or upon the closing of any subsequent financing in a single transaction or series of related transactions resulting in the receipt of aggregate gross proceeds equal to or greater than $7,000,000 to Viragen International or the Company. The holder of the Series D preferred stock may require Viragen International to redeem all or a portion of such holder’s Series D preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18 despite redemption prior to that date). At the time of any such financing by Viragen International or the Company, Viragen International has the right to redeem all, but not less than all, of the preferred stock at its stated value, plus any accrued and unpaid dividends, rounded up to August 18 of the year of redemption (i.e., if such redemption occurs, dividends will be accrued and payable through the next August 18, despite redemption prior to that date).
     The net proceeds from the offering of $283,860 will be used for working capital purposes.
     Dawson James Securities, Inc. served as placement agent for the transaction, and received a placement agent cash fee of $25,232. In addition, the placement agent received a non-accountable expense fee of $6,308.
     The investor who participated in the private placement was a non-U.S. resident, was outside the United States at the date of the execution and delivery of the subscription agreement, purchased the preferred stock for its own account and not on behalf of any U.S. person and made various representations and warranties consistent with the requirements of Regulation S under the Securities Act of 1933. Accordingly, the issuance of the securities was exempt from registration under the Securities Act of 1933 by reason of Regulation S thereunder.

Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

10.1	Subscription Agreement relating to the sale of Viragen International Series D 24% Cumulative Preferred Stock (incorporated by reference to Viragen International’s Form 8-K dated August 18, 2006 filed with the SEC on August 23, 2006)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGEN, INC.
Date: August 23, 2006	By:	/s/ Dennis W. Healey
Dennis W. Healey
Executive Vice President and Principal Financial Officer

4